EXHIBIT 4.2

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (“Agreement”) is entered into as of September 10, 2003, by and between Private Media Group, Inc. a Nevada corporation (the “Company”), with a registered office at 3230 Flamingo Road, Suite 156, Las Vegas, Nevada 89121 and the purchaser identified on the signature page of this Agreement (“Purchaser”) with regard to the following:

RECITALS

A. Simultaneously herewith, the Company is offering for sale (the “Offering”) up to Four Million Dollars ($4,000,000) of its securities. This Agreement is with respect to units consisting of Convertible Notes (the “Notes”) in the form of Exhibit A attached hereto, which Notes are convertible into shares (the “Note Shares”) of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), (ii) Series A Warrants in the form of Exhibit B attached hereto (the “Series A Warrants”), and (iii) Series B Warrants in the form of Exhibit C attached hereto (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”). The Warrants entitle the holder thereof to purchase the number of shares (the “Warrant Shares”) of Common Stock as set forth below. The Notes, the Note Shares, the Warrants and the Warrant Shares being offered and sold to Purchaser are each referred to as a “Security” and collectively the “Securities.”

B. The Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, Notes and Warrants upon and subject to the terms and conditions hereinafter set forth.

C. Contemporaneously with the “First Closing” under this Agreement, the parties will be executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company agrees to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

D. The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from registration afforded by the provisions of Section 4(2) under the Securities Act of 1933 (the “Securities Act”), and Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”).

AGREEMENTS

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SECURITIES

1.1 Purchase of Notes and Warrants. Subject to the terms and the satisfaction or waiver of the conditions set forth in this Agreement, the Company and Purchaser agree that Purchaser will purchase from the Company and the Company will issue and sell to Purchaser, severally and not jointly with any other purchaser of the Company’s securities, the Notes in the aggregate principal amount equal to the Subscription Amount set forth on the signature page of this Agreement next to the Purchaser’s name (the “Subscription Amount”) together with such number of Warrants as determined below. The issuance, sale and purchase of the Securities shall be consummated in two (2) separate closings. The first closing is hereinafter referred to as the

“First Closing,” and the second closing is hereinafter referred to as the “Second Closing (each of the First Closing and the Second Closing is sometimes referred to herein as a “Closing.”

a. On the date of the First Closing, subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, the Company shall issue to Purchaser a Note (the “First Closing Note”) dated the date of the First Closing in the original principal amount equal to one half of the Subscription Amount (the “First Closing Purchase Price”). In addition, the Company shall issue to Purchaser the Warrants in accordance with Section 1.2.

b. The Second Closing (if any) shall be consummated on the date which is five (5) days after the date on which the Registration Statement contemplated by Section 2.1 of the Registration Rights Agreement (the “Registration Statement”) is declared effective (the “Effective Date”). Within one (1) business day after the Effective Dated, the Company shall represent to Purchaser in writing (“Second Closing Notice”) that (i) the Registration Statement has been declared effective and is expected to remain effective for the foreseeable future; and (ii) the conditions set forth in Section 7.2 hereof have been satisfied or will be satisfied upon the Second Closing.

c. On the date of the Second Closing (if any), subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, the Company shall issue to Purchaser a Note (the “Second Closing Note”) dated the date of the Second Closing in the original principal amount equal to one half of Purchaser’s Subscription Amount (the “Second Closing Purchase Price”). The Company shall not intentionally perform any act, or intentionally omit to perform any act, that directly or indirectly prevents or excuses the consummation of the Second Closing.

1.2 Warrants. All of the Warrants shall be issued to Purchaser at the First Closing. The number of Series A Warrants issuable at the First Closing shall be such number determinable by multiplying thirty percent (30%) by the quotient of the Subscription Amount divided by the initial Conversion Price of the Note ($2.00). The number of Series B Warrants issuable at the First Closing shall be such number determinable by multiplying twenty percent (20%) by the quotient of the Subscription Amount divided by the initial Conversion Price of the Note ($2.00).

1.3 Form of Payment. At the First Closing, Purchaser shall pay one-half of the Subscription Amount for the First Closing Note and the Warrants by wire transfer to the Company (less any amounts deductible under this Agreement), in accordance with the Company’s written wiring instructions, against delivery of a duly executed First Closing Note and certificates representing the Warrants (which shall have been delivered to Purchaser’s counsel in escrow prior to the date of the First Closing). At the Second Closing, Purchaser shall pay the remaining half of the Subscription Price for the Second Closing Note by wire transfer to the Company, in accordance with the Company’s written wiring instructions, against delivery of a duly executed Second Closing Note (which shall have been delivered to Purchaser’s counsel in escrow prior to the date of the Second Closing).

1.4 Closing Dates. Subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII below, the date and time of the issuance, sale and purchase of the Securities pursuant to this Agreement shall be (i) for the First Closing, within three (3) business days of the execution of this Agreement and (ii) for the Second Closing, on the day three (3) business days following receipt by Purchaser of the Second Closing Notice from the Company. Each Closing shall occur at 10:00 a.m. local time, at the location designated by the Company.

ARTICLE II

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Purchaser represents and warrants to the Company (severally, and not jointly with any other purchaser of the Company’s securities) that as of the date hereof, as of the First Closing and as of the Second Closing:

2.1 Investment Purpose. Purchaser is purchasing the Securities for Purchaser’s own account for investment only and not with a view toward or in connection with the public sale or distribution thereof except in accordance with applicable securities laws, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same except in accordance with applicable securities laws. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Purchaser will not resell the Securities except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. By making the representations in this Section 2.1, Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

2.2 Accredited Investor Status. Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Purchaser has not been formed solely for the purpose of acquiring the Securities. Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

2.3 Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

2.4 Information. Purchaser and its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by Purchaser which is all the information Purchaser considers necessary or appropriate for deciding to purchase the Securities. Purchaser has been afforded the opportunity to ask questions of the Company and has received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representatives shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in Article III hereof. Purchaser understands that Purchaser’s investment in the Securities involves a high degree of risk.

2.5 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

2.6 Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and will not be registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or an exemption from such registration is available; (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities without registration under the Securities Act under circumstances in which the seller is deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

2.7 Legends. Purchaser understands that, subject to Article V hereof, the certificates for the Securities will bear a restrictive legend (the “Legend”) in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE

SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

2.8 Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

2.9 Residency. Purchaser’s residence is as set forth on the signature page of this Agreement.

2.10 Entirety of Representations. Purchaser does not make any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby or by any other Investment Agreements (as defined below) and any and all prior representations and warranties, if any, which may have been made by Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser that as of the date hereof, as of the First Closing and as of the Second Closing,, except as specifically set forth in the Schedules of Exceptions attached hereto (the “Schedule of Exceptions”):

3.1 Organization and Qualification. The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure to so qualify would have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on either (i) the business, operations, properties, financial condition or operating results of the Company and its subsidiaries, taken as a whole on a consolidated basis, (ii) the Securities, (iii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or ability of the Company to perform its obligations under, or the ability of Purchaser to realize the benefits to Purchaser under, this Agreement, the Notes, the Warrants, the Registration Rights Agreement or other agreements or instruments to be entered into in connection herewith and therewith in relation to Purchaser’s transaction with the Company (collectively, the “Investment Agreements”).

3.2 Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform the Investment Agreements, and to issue and sell, perform its obligations with respect to, the Investment Agreements in accordance with their terms, and to issue the Note Shares and the Warrant Shares in accordance with the respective terms and conditions of the Notes and the Warrants; (b) the execution, delivery and performance of this Agreement, the Notes, the Registration Rights Agreement and the other Investment Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Notes and the Warrants and the reservation for issuance and issuance of the Note Shares and the Warrant Shares) have been duly authorized by all necessary corporate action and, except as set forth on Schedule 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency is required with respect to any of the transactions contemplated hereby or thereby (whether under rules of the Nasdaq SmallCap Market or the Nasdaq National Market (“Nasdaq”), the National Association of Securities Dealers or otherwise), other than the declaration or ordering of effectiveness by the SEC of the Registration Statement as contemplated by the Registration Rights Agreement (collectively, the “Consents”); (c) this Agreement has been, and the Notes, the Registration Rights Agreement and the Warrants will be, as of their delivery by the Company on the First Closing or the Second Closing, as the case may be, duly executed and delivered by the Company; and (d) this Agreement constitutes, and the Notes, the Registration Rights Agreement and the Warrants will constitute, as of their delivery by the Company on the First Closing or the Second Closing, as the case may be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3.3 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company’s stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Note Shares and the Warrant Shares) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be initially reserved for issuance upon the exercise of the conversion of the Notes and the exercise of the Warrants is set forth on Schedule 3.3. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as set forth in Schedule 3.3, no shares of capital stock of the Company (including the Note Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in Schedule 3.3, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to holders of such securities). True and correct copies of the Company’s Certificate of Incorporation as currently in effect (“Certificate of Incorporation”), and the Company’s Bylaws as currently in effect (the “Bylaws”) are contained as exhibits to the Company’s Registration Statement on Form S-1 (No. 333-69654) filed with the SEC. The Company has set forth on Schedule 3.3 all instruments and agreements (other than the Certificate of Incorporation and Bylaws) governing securities convertible into or exercisable or exchangeable for Common Stock of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser). Except as set forth on Schedule 3.3, the Company has no indebtedness for borrowed money and no agreement providing for indebtedness for borrowed money. Except as set forth on Schedule 3.3, the Company has no subsidiaries and has no investments, either debt or equity, in any other entity. The Company does not have any so-called stockholder rights plan or “poison pill” and there are no “shark-repellant” charter or bylaw provisions or so-called “state anti-takeover” statutes applicable, in any case, to all or any portion of the transactions contemplated hereby, including, without limitation, issuance of the Securities. The Company shall provide Purchaser with a written update of this representation signed by the Company’s Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the date of the applicable Closing.

3.4 Issuance of Note Shares and Warrant Shares. The Note Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Notes or the exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company, other than (i) restrictions on transferability as may be applicable under federal and state securities laws; (ii) restrictive stock legends in accordance with the Investment Agreements; or (iii) those created by Purchaser.

3.5 No Conflicts. The execution, delivery and performance of each of the Investment Agreements by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (a) result in a violation of the Certificate of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party (except for such conflicts, defaults, terminations, amendments, accelerations, and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect), or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other organizational documents, and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal, except for possible violations the sanctions for which would not have a Material Adverse Effect. Except as set forth on Schedule 3.5, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of Nasdaq and does not reasonably anticipate that the Common Stock will be de-listed by Nasdaq for the foreseeable future.

3.6 Registration and SEC Documents. The Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has been so registered since November 16, 1998. Except as disclosed in Schedule 3.6, since December 31, 2001 the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after December 31, 2001 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the “SEC Documents” and all the SEC documents filed at least five days prior to the date of this Agreement, the “Filed SEC Documents”). The Company has made available to Purchaser true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent Filed SEC Document. None of the statements made in any such SEC Documents is currently required to be updated or amended under applicable law (except for such statements as have been amended or updated by subsequent Filed SEC Documents prior to the date of this Agreement). The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Filed SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred subsequent to the date of such financial statements in the ordinary course of business consistent with past practice and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under U.S. generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i) and (ii) above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company and its subsidiaries taken on a whole. The Filed SEC Documents contain, describe or incorporate by reference all material undischarged written or oral contracts, agreements, leases or other instruments not made in the ordinary course of business to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a “Contract”). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company or its subsidiaries under any Contract which breach or default would have a Material Adverse Effect.

3.7 Absence of Certain Changes. Since December 31, 2002, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations of the Company or any of its subsidiaries, except as disclosed in Schedule 3.7 or as disclosed in the SEC Documents filed after such date but prior to the date hereof.

3.8 Absence of Litigation. Except as disclosed in Schedule 3.8, there is no action, suit, proceeding, or to the knowledge of the Company or any of its subsidiaries, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the other Investment Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other Investment Agreements. The Company and each of its subsidiaries are unaware of any facts which could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could have a Material Adverse Effect.

3.9 Disclosure. No information relating to or concerning the Company set forth in this Agreement or provided to Purchaser in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement and the other Investment Agreements, no material fact (within the meaning of the federal securities laws of the United States) exists with respect to the Company or any of its subsidiaries which has not been Publicly Disclosed (as defined in Rule 101(e) of Regulation FD).

3.10 Acknowledgment Regarding Purchaser’s Purchase of the Securities. The Company acknowledges and agrees that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transactions contemplated hereby, and the relationship between Purchaser and the Company, are “arms-length,” and that any statement made by Purchaser, or any of its representatives or agents, in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser’s purchase of the Securities and has not been relied upon in any way by the Company, its officers, directors or other representatives. The Company further represents to Purchaser that the Company’s decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives. The Company further acknowledges that Purchaser has acted alone and not in concert with any other purchaser of Company securities and that Purchaser’s attorneys and other advisors have only represented Purchaser and its affiliates and no other purchaser of Company securities.

3.11 Current Public Information. The Company is currently eligible to register the resale of the Note Shares and Warrant Shares on a registration statement on Form S-3 under the Securities Act.

3.12 No General Solicitation or Advertising. Neither the Company nor any person acting on behalf of the Company has conducted any “general solicitation or general advertising,” as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

3.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of Purchaser to the extent relevant for such determination.

3.14 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for agreements described to Purchaser (the fees of which shall be paid in full by the Company). The Company will indemnify Purchaser from and against any fees and expenses sought or other claims arising out of a breach by the Company of this Section 3.14, including reasonable costs and attorneys’ fees related to the enforcement of this Section 3.14 by Purchaser.

3.15 Acknowledgment of Dilution. The number of Warrant Shares issuable upon exercise of the Warrants and the number of Note Shares issuable in connection with the conversion of the Notes, may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company’s executive officers and directors have studied and fully understand the nature of the securities being sold hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants and the Note Shares upon conversion of the Notes is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

3.16 Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, “Intangibles”) used or necessary for the conduct of its business as now being conducted and as previously described in the Company’s Annual Report on Form 10-K for its most recently ended fiscal year. To the best of the Company’s knowledge, neither the Company nor any subsidiary of the Company infringes on or is in conflict with any right of any other person with respect to any Intangibles nor is there any infringement or claim of infringement by a third party against or involving the Company or any of its subsidiaries, which infringement, conflict or claim, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

3.17 Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, the Company and its subsidiaries have not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

3.18 Key Employees; Company’s Knowledge. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in Schedule 3.18. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints (e.g., litigation) which would cause such employee to be unable to devote his full time and attention to such employment or services. “Key Employee” means each of Berth Milton, Charles

Prast, Javier Sanchez and Johan Gillborg. For purposes hereof, the term “knowledge of the Company” shall mean the aggregate knowledge of each of the Key Employees after due inquiry.

3.19 Legends. Except for the legends contemplated by Section 2.7 and Section 5.1 hereof, the Securities shall bear no other legend.

3.20 Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the 1933 Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Right Agreement) within the time periods referred to therein.

3.21 Solvency. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

3.22 No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

3.23 Internal Controls. The Company and each of its subsidiaries established and maintains a system of disclosure controls and procedures and internal control over financial reporting as required by Rule 13a-15 under the Exchange Act. Within 90 days preceding the date of each applicable report filed with the SEC on Form 10-Q and Form 10-K (the “SEC Reports”), the Company has conducted an evaluation under the supervision and with the participation of its management, including the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of its disclosure controls and procedures, and has concluded that its disclosure controls and procedures are effective to ensure that information required to be disclosed in the SEC Reports is recorded, processed, summarized and reported, within the periods specified in, and in accordance with the requirements of, the SEC’s rules, regulations and forms. Based on such evaluations, (i) there were no significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or material weaknesses in internal controls and (ii) there was no fraud, whether or not material, that involved management or other employees of the Company or any subsidiary who have a significant role in the Company’s internal controls.

3.24 Environmental Matters. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

3.25 Title to Properties. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Filed SEC Documents or Schedule 3.25 hereto, or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

3.26 Insurance. The Company and its subsidiaries maintain insurance covering their properties, assets, operations, personnel and business against such risks and in such amounts as is customary for businesses of their type and size; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage or obtain similar coverage as necessary to continue its business.

3.27 Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by it, in each case taking into account permitted extensions. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any of its respective assets or property except with regard to the proceeding by the Swedish Tax Authority as described in the Company’s Form 10-K filed with the SEC for the period ended December 31, 2002. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

ARTICLE IV

COVENANTS

4.1 Best Efforts. Purchaser and the Company shall use their best efforts to timely satisfy each of the conditions described in Articles VI and VII, respectively, of this Agreement.

4.2 Securities Laws. The Company shall take such action as is necessary to sell the Securities to Purchaser in accordance with applicable securities laws of the states of the United States, and shall provide evidence of any such action so taken to Purchaser at its request. Without limiting any of the Company’s obligations under this Agreement, the Registration Rights Agreement or the Securities, from and after the date of the First Closing, neither the Company nor any person acting on its behalf shall take any action which would adversely affect any exemptions from registration under the Securities Act with respect to the transactions contemplated hereby. In addition, from and after the date of the First Closing the Company shall not take any action which shall cause it to violate any requirements of the Nasdaq Stock Market which are applicable to the Company or the listing of its Common Stock.

4.3 Reporting Status; Eligibility to Use Form S-3. So long as Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will use its reasonable best efforts to take all necessary action to continue to meet, the “registrant eligibility” requirements set forth in the general instructions to Form S-3.

4.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for (i) the buy-out of Zonevision, a UK joint venture, (ii) cable and satellite broadcast investments and (iii) working capital.

4.5 Intentionally Omitted.

4.6 Expenses. The Company shall pay to Purchaser, or at its direction, at the First Closing (or Purchaser may withhold from the portion of the Subscription Price otherwise payable by Purchaser at the First Closing), the sum of $35,000 as reimbursement on a non-accountable basis for the expenses reasonably incurred by Purchaser and its affiliates and advisors in connection with the negotiation, preparation, execution, and delivery of this Agreement and the other Investment Agreements, including, without limitation, Purchaser’s and its affiliates’ and advisors’ due diligence and attorneys’ fees and expenses (the “Expenses”). Other than as set forth in this Section 4.6, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.7 Information. The Company agrees to deliver the following reports to Purchaser until Purchaser transfers, assigns or sells all of its Securities: (a) within five (5) business days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K; and (b) on the same business day as released, copies of all press releases issued by the Company or any of its subsidiaries.

4.8 Listing. For so long as Purchaser owns any of the Securities, the Company shall use its best efforts to continue the listing and trading of its Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, secure and maintain listing and trading of the Note Shares and Warrant Shares on such exchange, and comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchange.

4.9 Prospectus Delivery Requirement. Purchaser understands that the Securities Act may require delivery of a prospectus relating to the Common Stock in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by Purchaser of the Common Stock being sold, and Purchaser shall use its reasonable efforts to comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

4.10 Intentionally Omitted.

4.11 Corporate Existence. So long as Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, as long as the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the full exercise of the Warrants or full conversion of the Notes outstanding as of the date of such transaction (including, without limitation, without giving effect to any limitations on conversion or exercise thereof) and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange.

4.12 Transactions with Affiliates. The Company and each of its subsidiaries will not enter into any agreement or arrangement, written or oral, directly or indirectly, with an affiliate, or provide services or sell goods to, or for the benefit of, or pay or otherwise distribute monies, goods or other valuable consideration to, an affiliate, except upon fair and reasonable terms under the circumstances as determined by the Company in good faith, taking into account all of the facts and circumstances of such agreement or arrangement, and except for existing intercompany debt or transactions with or between the Company and any of its wholly-owned subsidiaries and payments and benefits to officers and directors in their capacities as such in the ordinary course of business, consistent with past practices.

4.13 Contemporaneous Offering. Simultaneously with or prior to the First Closing, the Company shall sell securities to third party purchasers not acting in concert with Purchaser, subject to Section 7.1(ix) (i.e. the aggregate purchase price for such securities shall not be less than $2,000,000 nor more than $4,000,000, including the Subscription Price of Purchaser under this Agreement). The securities sold to other purchasers shall be on, and have, such terms and conditions as the Company shall determine.

4.14 No Integration. The Company shall not make any offers or sales of any security (other than pursuant to the Offering) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities or the 1933 Act.

4.15 Certain Indemnification. The Company agrees to indemnify (which indemnity shall include advancement of expenses as they are incurred) and hold harmless Purchaser and each of Purchaser’s officers, directors, employees, partners, agents and affiliates for loss or damage or expenses (including reasonable attorneys fees) arising as a result of or related to (a) any breach or alleged breach by the Company of any of its representations or covenants set forth herein, (b) any cause of action, suit or claim brought or made against Purchaser and arising out of or resulting from the execution, delivery, performance or enforcement of the Investment Agreements or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against Purchaser that Purchaser has acted in concert with any other person by virtue of the negotiation, execution, delivery, performance or enforcement of the Investment Agreements or any other certificate, instrument or document contemplated hereby or thereby, or the consummation of the transactions contemplated herein or therein (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (e) the status of Purchaser or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Notwithstanding, in no event shall the Company be required to indemnify Purchaser for any claims to the extent that a court of competent jurisdiction shall have determined by a final judgment that such claims had arisen or were the result of Purchaser’s misconduct, including without limitation, violations of law, breach by Purchaser of a contract with a third party, or negligence. After receipt by Purchaser of notice of any action, proceeding or claim subject to the indemnification provisions herein (each event a “Circumstance”),

Purchaser shall promptly give the Company notice describing the Circumstance. The Company shall have the right (without prejudice to the right of Purchaser to participate at its own expense through counsel of its own choosing) to defend or prosecute such claim at their expense and through counsel of their own choosing if they give written notice of their intention to do so no later than the time by which the interest of Purchaser would be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both the Company and Purchaser, and Purchaser shall have reasonably concluded that counsel selected by the Company has a conflict of interest because of the availability of different or additional defenses to Purchaser, Purchaser shall cooperate fully in the defense of such claim and shall make available to the Company pertinent information under its control relating thereto, but shall be entitled to be reimbursed, as provided in this Section 8, for all costs and expense incurred by it in connection therewith; provided, however, that such reimbursement shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such Circumstance shall not relieve the Company of any liability to Purchaser under this Section 4.15, except to the extent that the Company is actually prejudiced in its ability to defend such action.

4.16 Confidential Information. The Company acknowledges that as of the date of this Agreement it has not furnished Purchaser with any material non-public information. The Company agrees that from and after the date of this Agreement it will not furnish Purchaser with any material non-public information without (i) first advising the Purchaser that the information proposed to be furnished is material non-public information, and (ii) obtaining the prior written consent of the Purchaser to the receipt of such information. As a condition to furnishing any such non-public information, the Company may require written assurances that the Purchaser use reasonable efforts to maintain such information in confidence.

4.17 Restriction on Equity Financings. The Company agrees that from and after the date of the First Closing until the earlier to occur of (i) the effectiveness of the Registration Statement covering the Note Shares and the Warrant Shares, or (ii) one year from the date of filing of the Registration Statement under the Registration Rights Agreement, the Company will not sell or issue any Common Stock or any right, option, warrant or other instrument convertible into or exchangeable for its Common Stock except pursuant to those options, warrants, rights or instruments issued or proposed to be issued as set forth in Schedule 3.3.

ARTICLE V

LEGEND REMOVAL, TRANSFER, AND CERTAIN SALES

5.1 Removal of Legend. The Legend shall be removed and the Company shall issue a certificate without any legend to the holder of any Security upon which such Legend is stamped, and a certificate for a Security shall be originally issued without any legend, if, (a) the registration statement registering the sale of any such Security by Purchaser is then effective, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company and its transfer agent (the reasonable cost of which shall be borne by the Company), to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act, or (c) such Securities are available for sale or transfer pursuant to Rule 144(k)

under the Securities Act. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act. . If all or any portion of a Note or Warrant purchased by Purchaser is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Note Shares or Warrant Shares purchased by Purchaser (“Underlying Shares”), as the case may be, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Article V, it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Underlying Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”, deliver or cause to be delivered to Purchaser a certificate representing such shares that is free from all restrictive and other legends. In addition to Purchaser’s other available remedies, the Company shall pay to Purchaser, in cash, as liquidated damages and not as a penalty, for each $5,000 of Underlying Shares (based on the closing bid price of the Common Stock on the primary trading market for the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to this Section 5.1, $50 per business day (increasing to $100 per business day 3 business days after such damages have begun to accrue) for each business day after the Legend Removal Date until such certificate is delivered without a legend.

5.2 Transfer Agent Instructions. The Company shall instruct its transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Note Shares and the Warrant Shares in such amounts as specified from time to time by Purchaser to the Company upon, and in accordance with, the conversion of the Notes or the exercise of the Warrants, as the case may be. Such certificates shall bear a legend only in the form of the Legend and only to the extent permitted by this Agreement. Nothing in this Section shall affect in any way Purchaser’s obligations and agreement set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. Without limiting the foregoing, if (a) Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company (the reasonable cost of which shall be borne by the Company), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) Purchaser transfers Securities to an affiliate or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of Purchaser’s Note Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by Purchaser in order to effect such a transfer or sale. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5.1 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article V, that Purchaser shall be entitled, in addition to all other available remedies, to an order of specific performance requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE VI

CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL

6.1 Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the First Closing Note and the Warrants to Purchaser at the First Closing, and to issue the Second Closing Note to Purchaser at the Second Closing, is subject to the satisfaction, as of the date of each Closing, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to the Company.

(ii) Purchaser, at each Closing, shall have delivered the portion of the Subscription Price required to be delivered by Purchaser for the Securities purchased.

(iii) The representations and warranties of Purchaser shall be true and correct as of the date when made and as of the applicable Closing as though made at that time, and Purchaser shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

ARTICLE VII

CONDITIONS TO PURCHASER’S OBLIGATION TO PURCHASE

7.1 Conditions to the First Closing. The obligation of Purchaser hereunder to purchase the First Closing Note and Warrants on the date of the First Closing is subject to the satisfaction of each of the following conditions (including conditions to be performed at the First Closing), provided that these conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in Purchaser’s sole discretion:

(i) The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to Purchaser’s counsel.

(ii) The Company shall have delivered a duly executed First Closing Note and duly executed Warrants being so purchased by Purchaser at the First Closing.

(iii) The Common Stock shall be listed on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange and trading in the Common Stock shall not have been suspended by the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, the SEC or other regulatory authority and no de-listing or suspension shall be reasonably likely for the foreseeable future.

(iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the First Closing as though made at that time and the Company shall have performed, satisfied and complied with the covenants and agreements required by this Agreement and the other Investment Agreements to be performed or complied with by the Company at or prior to the First Closing. Purchaser’s counsel shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the First Closing to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser.

(v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(vii) Purchaser’s counsel shall have received an opinion of the Company’s outside legal counsel, dated as of the First Closing in the form attached hereto as Exhibit E.

(viii) The Company shall have filed with Nasdaq a notification in accordance with Nasdaq Rule 4310(c)(17)(D).

(ix) Simultaneously with or prior to the First Closing, the Company shall have sold securities (including to Purchaser) for an aggregate of a minimum of two million dollars ($2,000,000.00) or a maximum of four million dollars ($4,000,000.00) (including the Securities sold pursuant hereto).

7.2 Conditions to the Second Closing. The obligation of Purchaser hereunder to purchase the Second Closing Note on the date of the Second Closing is subject to the satisfaction of each of the following conditions (including conditions to be performed at the Second Closing), provided that these conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in Purchaser’s sole discretion:

(i) The First Closing shall have been consummated.

(ii) The Company shall have delivered a duly executed Second Closing Note being so purchased by Purchaser at the Second Closing (each in such denominations as Purchaser shall request).

(iii) The Common Stock shall be listed on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange and trading in the Common Stock shall not have been suspended by the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, the SEC or other regulatory authority and no delisting or suspension shall be reasonably likely for the foreseeable future.

(iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Second Closing as though made at that time and the Company shall have performed, satisfied and complied with the covenants and agreements required by this Agreement and the other Investment Agreements to be performed or complied with by the Company at or prior to the Second Closing, in each case, with respect to representations and warranties, except for such changes as would not have a Material Adverse Effect. Purchaser’s counsel shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Second Closing to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser.

(v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(vi) Purchaser’s counsel shall have received an opinion of the Company’s outside legal counsel, dated as of the Second Closing, in the form attached hereto as Exhibit E.

(vii) The Registration Statement shall have been declared effective by the SEC, and shall be available for use by Purchaser for the resale of all of Purchaser’s Registrable Securities (as defined in the Registration Rights Agreement), within 120 days of the date of the First Closing.

(viii) No proceeding commenced by or against the Company under any provision of the United States Bankruptcy Code or under any other foreign, state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief shall have occurred.

(ix) Since the First Closing, no event has occurred which has had a Material Adverse Effect (as defined in Section 3.1).

ARTICLE VIII

GOVERNING LAW; MISCELLANEOUS

8.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts located in the Southern District in the State of New York and the state courts located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by the first class mail shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect Purchaser’s right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The Company irrevocably waives its right to a jury trial in any such suit or proceeding.

8.2 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

8.5 Scope of Agreement; Amendments. Except as specifically set forth herein or in the other Investment Agreements, neither Purchaser nor the Company makes any representation, warranty, covenant or undertaking with respect to the transactions contemplated hereby. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchaser.

8.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by facsimile-machine confirmed telecopy,

and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

If to the Company:

Private Media Group, Inc.

Carretera de Rubi 22-26, 08190 Sant Cugat del Valles

Barcelona, Spain

Telecopy: (34) 93-589-5400

Attention: Chief Financial Officer

with a copy to (which shall not constitute notice hereunder):

Guzik & Associates

11355 West Olympic Blvd., Third Floor

Los Angeles, California 90064

Attention: Samuel S. Guzik, Esq.

Telecopy: 310-914-8606

If to Purchaser:

To the address designated by Purchaser on the signature page of this Agreement, with a copy (which shall not constitute notice hereunder) to its counsel designated on the signature page

Each party shall provide notice to the other parties of any change in address.

8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser.

8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.9 Survival. The representations and warranties of Purchaser and the Company shall survive the Closing hereunder and the covenants of the parties shall survive the Closing, in each case notwithstanding any due diligence investigation conducted by or on behalf of Purchaser.

8.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.11 Remedies. No provision of this Agreement providing for any remedy to Purchaser shall limit any remedy which would otherwise be available to Purchaser at law or in equity. Nothing in this Agreement shall limit any rights Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such and breach or threatened breach, Purchaser shall be entitled, in addition to all other available remedies, to an order of specific performance, without the necessity of showing economic loss and without any bond or other security being required.

8.12 Termination. In the event that the First Closing shall not have occurred on or before September 19, 2003, unless the parties agree otherwise, this Agreement shall terminate.

8.13 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person.

8.14 Failure or Indulgence Not Waiver. No failure or delay on the part of a party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

8.15 Public Filings; Publicity. Immediately following the First Closing, the Company shall issue a press release with respect to the transactions contemplated hereby. Purchaser shall have the right to approve before issuance any press releases (including the foregoing press releases), SEC or other filings, or any other public statements, with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Purchaser, to make any press release or SEC, Nasdaq, the National Association of Securities Dealers or exchange filings with respect to such transactions as is required by applicable law and regulations (although Purchaser shall (to the extent time permits) be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

8.16 Independent Nature of Purchaser’s Obligations and Rights. The obligations of Purchaser under any Investment Agreement are several and not joint with the obligations of any other purchasers of the Company’s securities, and Purchaser shall not be responsible in any way for the performance of the obligations of any other purchasers of the Company’s securities. The decision of Purchaser to purchase Securities pursuant to this Agreement has been made by Purchaser independently of any other purchasers of the Company’s securities and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of any subsidiary which may have been made or given by any other purchasers of the Company’s securities or by any agent or employee of such other purchasers, and Purchaser, its agents and employees shall have no liability to such other purchasers (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Investment Agreement or any agreement of any such other purchaser, and no action taken by Purchaser or any other purchaser pursuant thereto, shall be deemed to constitute Purchaser or any such other purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Purchaser or any such other purchasers are in any way acting in concert or as a group with respect to any matters. Purchaser acknowledges that no other purchasers of the Company’s securities have acted as agent for Purchaser in connection with making its investment hereunder and that no such other purchasers will be acting as agent of Purchaser in connection with monitoring its investment hereunder. Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Investment Agreements, and it shall not be necessary for any such other purchasers to be joined as an additional party in any proceeding for such purpose. To the extent that any such other purchasers purchase the same or similar securities as Purchaser hereunder or on the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of Purchaser and are not done with the knowledge of Purchaser hereunder, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Purchaser or any such other purchaser.

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IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

COMPANY:

PRIVATE MEDIA GROUP, INC.

By:
Its:

PURCHASER’S COUNSEL

Greenberg Traurig, LLP

77 W. Wacker Drive

Suite 2500

Chicago, IL 60601

Telecopy: (312) 456-8435

Attention: Peter H. Lieberman, Esq.

CD INVESTMENT PARTNERS, LTD.

(name)

By:
Name:
Title:

EXHIBIT “A”

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

CONVERTIBLE NOTE

New York, NY

Issue Date:                     , 200_ [First Closing Date/Second Closing Date]

FOR VALUE RECEIVED, PRIVATE MEDIA GROUP, INC., a Nevada corporation (hereinafter called the “Borrower”) hereby promises to pay to the order of                              or permitted assigns (the “Holder”) the sum of                              Dollars (USD $            ), on August 31, 2006 (the “Maturity Date”) (subject to acceleration as provided herein), and to pay interest on the unpaid principal balance hereof at the rate of seven percent (7%) per annum from [Date of Issuance] (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or otherwise. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall be payable at the Default Rate, which Default Rate shall be twenty per cent (20%) per annum (“Default Interest”). Interest shall accrue commencing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable quarterly, in cash, on the first day of each March, June, September and December of each year commencing [third month following the Issue Date] until the Maturity Date, and any accrued and unpaid interest on the Maturity Date shall be paid in full on the Maturity Date together with the then outstanding principal balance hereof. All payments of principal and accrued interest (to the extent not converted into common stock, par value $.001 per share, of the Borrower (the “Common Stock”) in accordance with the terms hereof) shall be made in U.S. currency. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

This Note is being executed and delivered pursuant to that certain Securities Purchase Agreement between the Holder and the Borrower dated as of September 10, 2003 (the “Agreement”). Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Agreement.

So long as no Event of Default has occurred and is continuing, at the option of the Borrower, in lieu of payment of any interest on this Note in cash, upon not less than 15 Trading Days (as hereinafter defined) irrevocable notice to the Holder prior to the interest payment date (such period being referred to herein as the Interest Notice Period), the Borrower may pay such interest by delivering to the Holder validly issued, fully paid and non-assessable shares of its Common Stock, which shares shall be free of all liens, claims and encumbrances, within three business days of the interest payment date, which shares, for purpose of calculating the number of shares of Common Stock in respect of any such interest payment, shall be valued at the Market Price as of the due date of the applicable interest payment. The Market Price shall be defined, as of the date of determination, as the average of the five (5) lowest daily volume-weighted average prices (“VWAP”) for the Common Stock during the fifteen (15) consecutive Trading Days immediately preceding, but not including, the determination date, as reported by Bloomberg LP.

Notwithstanding the foregoing, in no event shall the Borrower be entitled to make any interest payment by delivery of shares of Common Stock unless at all times during the applicable Interest Notice Period and at the time of such payment such shares (i) are listed on Nasdaq, and (ii) covered by an effective Registration Statement pursuant to which a current Prospectus meeting the requirements of the Act have been furnished to the Holder, or the shares may be resold by the Holder pursuant to Rule 144 under the Act without regard to any restrictions on the number of shares which may be resold pursuant to such Rule.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1 CONVERSION RIGHT OF HOLDER.

The Holder shall have the right from time to time, and at any time on or prior to the Maturity Date, to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Note of at least $25,000, or such lesser amount as shall remain unpaid at the time of the conversion (together with accrued interest thereon that remains unpaid on the due date thereof, if any), into validly issued, fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified (the “Common Stock”), free of any liens, claims or encumbrances (except for encumbrances under the Act or applicable state securities laws) at the conversion price determined as provided herein (the “Conversion Price”). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price in effect on the date a notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), is delivered to the Borrower by the Holder in accordance with Section 1.4 below (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued interest that remains unpaid as of the due date thereof, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, including Default Interest.

1.2 CONVERSION PRICE. The Conversion Price shall be USD $2.00, subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events, as provided in Section 1.6 of this Note. “Trading Day” shall mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

1.3 AUTHORIZED SHARES. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note.

1.4 METHOD OF CONVERSION.

(a) This Note may be converted by the Holder in whole or in part (provided such partial conversion is at least $25,000, or such lesser amount as shall remain unpaid at the time of the conversion (together with accrued interest thereon that remains unpaid on the due date thereof)) at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 12:00 Midnight, New York City Time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

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(b) Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) The issuance of certificates for Common Stock upon conversion of this Note shall be made without charge to the Holder for such shares for any issuance tax or other costs in respect thereof, provided that the Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

(d) Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) (such third business day being hereinafter referred to as the “Deadline”) in accordance with the terms hereof.

(e) Subject to the provisions of Section 1.7, upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.

(f) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g) The Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Section 1.4 beyond the Deadline could result in economic loss to the Holder. If the Borrower fails for any reason to deliver to the Holder such certificate or certificates by the Deadline, the Borrower shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of principal amount being converted, $50 per business day (increasing to $100 per business day after 3 business days after such damages begin to accrue and increasing to $200 per business day 6 business days after such after such damages begin to accrue) for each business day after the Deadline

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until such certificates are delivered. The Borrower’s obligations to issue and deliver the Note Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Borrower or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with the issuance of such Note Shares. At any time after the Deadline until the Note Shares have been delivered, the Holder shall have the right to rescind the conversion without waiving its right to collect any amounts owing hereunder. In addition to any other rights available to the Holder, if the Borrower fails for any reason to deliver to the Holder such certificate or certificates pursuant to this Section 1.4 by the Deadline, and if after the Deadline the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Note Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Borrower shall, (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue this Note in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Borrower timely complied with its delivery requirements under this Section 1.4. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Underlying Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Borrower shall be required to pay the Holder $1,000. The Holder shall provide the Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In.

1.5 CONCERNING THE SHARES. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless either (i) such shares shall have been included in an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion or other similar letter of legal counsel to the effect that such sale or transfer is exempt from the registration requirements of the Act or (iii) such shares are sold pursuant to Rule 144 under the Act (or a successor rule). Subject to the removal provisions set forth below, each certificate for shares of Common Stock issuable upon conversion of this Note that is not covered by an effective registration statement prior to the satisfaction of the Rule 144(k) holding period, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefor free of any transfer legend in accordance with the terms and subject to the conditions of the Agreement.

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1.6 EFFECT OF CERTAIN EVENTS. The number and character of shares issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) and the Conversion Price are subject to adjustment upon the occurrence of the following events:

(a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. If the Borrower, at any time after the initial issuance of this Note, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Borrower, at any time after the initial issuance of this Note, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b) Adjustment for Other Dividends and Distributions. In case the Borrower shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect its Common Stock that is payable in (a) securities of the Borrower (other than issuances with respect to which adjustment is made under Section 1.6(a)), or (b) assets (other than cash dividends of less than 5% paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares issuable upon such exercise prior to such date, the securities or such other assets of the Borrower to which the Holder would have been entitled upon such date if the Holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note), and such securities or other assets shall be held in escrow by the Borrower for the benefit of the Holder

(c) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Borrower (or of any other corporation or entity, the stock or other securities of which are at the time receivable on the conversion of this Note), after the date of this Note, or in case, after such date, the Borrower (or any such corporation or entity) shall consolidate with or merge into another corporation or entity or convey all or substantially all of its assets to another corporation or entity, then, and in each such case, the Holder, upon the conversion of this Note at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Note, and the successor or purchasing corporation or entity in such reorganization, consolidation, merger or conveyance (if other than the Borrower) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s or entity’s obligations under this Note; and in each such case, the terms of this Note shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Note after the consummation of such reorganization, consolidation, merger or conveyance

(d) Adjustment for Certain Share Issuances. Except as otherwise provided in Sections 1.6(a)-(c) or Section 1.6(e)(vi) hereof, if the Borrower shall at any time prior to the exercise in full of this Note issues or sells, or in accordance with Section 1.6(e) hereof is deemed to have issued and sold, any shares of Common Stock to a person other than the Holder for a consideration per share (the “Offer Price”) less than the Conversion Price in effect at the time of such issuance, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding

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immediately after such issue. The resulting quotient shall be the adjusted Conversion Price. Notwithstanding anything in this Note to the contrary, this provision shall only have the effect of reducing the Conversion Price.

(e) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 1.6(d) hereof, the following will be applicable:

(i) Issuance of Rights or Options. If the Borrower in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price on the date of issuance (“Below Market Options”), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Borrower for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). Except as contemplated hereinbelow, no further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

(ii) Issuance of Convertible Securities. If the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Conversion Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Borrower for such price per share. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. Except as contemplated hereinbelow, no further adjustment to the Conversion Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

(iii) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Borrower upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Borrower upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities

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are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

(v) Exceptions to Adjustment of Conversion Price. No adjustment to the Conversion Price will be made (a) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or (b) pursuant to options that may be issued under any employee incentive stock option, any qualified stock option plan, and/or any other stock option plan adopted by the Borrower.

(f) Computation of Consideration. For purposes of any computation respecting consideration received pursuant to Section 1.6(d), the following shall apply:

(i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Borrower for any underwriting of the issue or otherwise in connection therewith;

(ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Borrower (irrespective of the accounting treatment thereof); and

(iii) in the case of the issuance of securities convertible into or exercisable or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Borrower upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Subsection (f).

(g) Notice of Certain Events and Adjustments. The Borrower shall give ten days prior written notice of the record date fixed for any event referred to in Section 1.6(b) or (c). The Borrower shall promptly give written notice of each adjustment or readjustment of the Conversion Price or the number of shares of Shares or other securities issuable upon conversion of this Note. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

1.7 STATUS AS STOCKHOLDER. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount) shall be deemed

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converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower), the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies under or related to this Note.

1.8 CERTAIN LIMITATIONS ON CONVERSION

(a) Notwithstanding anything herein to the contrary, if the Borrower has not obtained Shareholder Approval (as defined below) and if such approval is required by the applicable rules and regulations of the principal trading market of the Common Stock (or any successor entity) (“Principal Market”), then the Borrower may not issue upon conversion of the Note or any similar securities issued or sold by the Borrower simultaneously therewith, in the aggregate, in excess of (1) 19.999% of the number of shares of Common Stock outstanding on the business day immediately preceding the date of the First Closing, (2) less any shares of Common Stock issued as payment of interest on this Note or similar notes which may be issued or sold simultaneously herewith or issuable upon exercise of the Warrants issued to the Holder of this Note or holders of warrants issued simultaneously with the Warrants (such number of shares, the “Issuable Maximum”). The Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the aggregate principal amount of this Note issued and sold to Holder on the Issue Date by (y) the aggregate principal amount of all notes (including this Note) issued and sold by the Borrower on the Issue Date. If any holder of this Note or any similar notes issued on the Issue Date shall no longer hold such note(s), then the Borrower shall allocate such holder’s remaining portion of the Issuable Maximum pro-rata among such remaining holders. If on any Conversion Date: (1) the applicable Conversion Price then in effect is such that the shares issuable under this Note on any Conversion Date together with the aggregate number of shares of Common Stock issued and that would then be issuable upon conversion in full of all then outstanding notes as to which the Issuable Maximum applies would exceed the Issuable Maximum, and (2) the Borrower’s shareholders shall not have previously approved the transactions contemplated by the Transaction Documents, as may be required by the applicable rules and regulations of the Principal Market (or any successor entity), if any (the “Shareholder Approval”), then the Borrower shall issue to the Holder requesting a conversion a number of shares of Common Stock equal to the Holder’s pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the aggregate principal amount of this Note (including any accrued interest) then held by the Holder for which a conversion in accordance with the applicable conversion price would result in an issuance of shares of Common Stock in excess of the Holder’s pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the “Excess Principal”), the Borrower shall be prohibited from converting such Excess Principal, and shall notify the Holder of the reason therefor. This Note shall thereafter be unconvertible until and unless Shareholder Approval is subsequently obtained or is otherwise not required, but this Note shall otherwise remain in full force and effect. The Borrower and the Holder understand and agree that shares of Common Stock issued to and then held by the holder of this Note or any other notes as to which the Issuable Maximun applies as a result of conversion hereof or thereof shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto. So long as this Note is outstanding, neither the Borrower nor any subsidiary of the Borrower shall issue any securities to the extent that such issuance results in the Borrower being unable to issue any Note Shares upon conversion of this Note by virtue of the cap set forth in this Section. Absent an adjustment pursuant to Section 1.6(d), this Note may be converted in full by the Holder.

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(b) Notwithstanding anything to the contrary contained herein, this Note shall not be convertible into Common Stock to the extent (but only to the extent) that Holder, any of its affiliates, or any other party which may be deemed to be acting as a group in concert with Holder or any of its affiliates for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) would beneficially own in excess of 4.9% (the “Applicable Percentage”) of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-a-vis other convertible, exercisable or exchangeable securities owned by Holder) shall, subject to such aggregate percentage limitation, be determined on the basis of first submission to the Borrower for conversion or exercise or exchange, as the case may be. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this subparagraph with respect to any subsequent determination of convertibility. For the purposes of this subparagraph, beneficial ownership and all determinations and calculations, including without limitation, with respect to calculations of percentage ownership, shall be determined in accordance with Section 13(d) of the Exchange Act, and Regulation 13D and G thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms this subparagraph (b) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Applicable Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Applicable Percentage limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. The holders of Common Stock of the Borrower shall be third party beneficiaries of this Section 1.8(b) and the Borrower may not waive this Section 1.8(b) without the consent of holders of a majority of its Common Stock.

ARTICLE II. PREPAYENT BY THE BORROWER

2.1 PREPAYMENT BY THE BORROWER. Borrower shall not be entitled to pay any principal hereof prior to its maturity without the prior consent of Holder, which consent Holder may withhold in its absolute discretion.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1 FAILURE TO PAY PRINCIPAL OR INTEREST ON NOTE. The Borrower fails (a) to pay the principal hereof or any other Note of the Holder when due, whether at maturity, upon acceleration or otherwise or (b) to pay any installment of interest hereon or any other Note of the Holder when due and, in the case of clause (b), such failure continues for a period of five (5) days after the due date thereof);

3.2 CONVERSION AND THE SHARES. The Borrower fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note and when required by this, or fails to remove any restrictive legend on any certificate for any shares of Common Stock issued to the Holder upon conversion of this Note as and when required by this Note or the Securities Purchase Agreement and any such failure shall continue uncured for ten (10) days after the Borrower shall have been notified thereof in writing by the Holder, or Borrower publicly announces that it does not intend to honor the conversion rights of the Holder;

3.3 BREACH OF COVENANT. The Borrower breaches any covenant or other term or condition of this Note or any other Investment Agreement in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after the occurrence thereof;

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3.4 BREACH OF REPRESENTATION. Any representation or warranty of the Borrower made in any Investment Agreement shall be false or misleading in any material respect.

3.5 RECEIVER OR TRUSTEE. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

3.6 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of sixty (60) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

3.7 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower; provided, however, that in the case of any involuntary bankruptcy, such involuntary bankruptcy shall continue and undischarged or undismissed for a period of sixty (60) days; or

3.8 DELISTING OF COMMON STOCK. The Borrower’s Common Stock ceases to be listed for trading on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange; or

3.9 CHANGE IN CONTROL. A Change in Control Transaction (as defined herein) shall exist;

then, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, this Note shall become immediately due and payable (except in the case of any Event of Default under Section 3.5 or 3.7 this Note shall automatically become due and payable), and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Payment Amount (as defined below). The “Default Payment Amount” shall mean the sum of (i) the greater of: (A) 120% of the outstanding principal amount of this Note, or (B) the outstanding principal amount of this Note divided by the Conversion Price on (x) the date the Default Payment Amount is demanded or otherwise due or (y) the date the Default Payment Amount is paid in full, whichever is less, multiplied by the Market Price on (x) the date the Default Payment Amount is demanded or otherwise due or (y) the date the Default Payment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note, including accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment, including any Default Interest.

A “Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Borrower with or into any other corporation or other entity or person (whether or not the Borrower is the surviving corporation), or any other corporate reorganization or corporate transaction or series of related transactions in which in any of such events the voting stockholders of the Borrower prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Borrower under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Borrower’s Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), other than Berth Milton or his affiliates, beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 35% of the Borrower’s voting power, (iii) there is a replacement of more than one-half of the members of the Borrower’s Board of Directors which is not approved by those individuals who are members of the Borrower’s Board of Directors on the date thereof, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Borrower, determined on a consolidated basis, or (v) the Borrower enters into an agreement providing for an event set forth in (i), (ii), (iii) or (iv) above.

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ARTICLE IV. MISCELLANEOUS

4.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be Private Media Group, Inc., Carretera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain; facsimile (34) 93-589-5400. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

4.3 AMENDMENTS. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and permitted assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

4.5 RANK; COST OF COLLECTION. The obligation of the Borrower under this Note shall rank in right of payment on parity with all other unsubordinated, unsecured obligations of the Borrower. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Borrower hereto irrevocably consents to the jurisdiction of the United States federal courts located in the Southern District in the State of New York and the state courts located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Borrower irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Borrower further agrees that service of process upon the Borrower mailed by the first class mail shall be deemed in every respect effective service of process upon the Borrower in any suit or proceeding arising hereunder. Nothing herein shall affect the Holder’s right to serve process in any other manner permitted by law. The Borrower agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The Borrower irrevocably waives its right to a jury trial in any such suit or proceeding. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

4.7. MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed

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the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the Issue Date.

PRIVATE MEDIA GROUP, INC.

By:
Charles Prast President

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Exhibit A

NOTICE OF CONVERSION

OF CONVERTIBLE NOTE

TO: Private Media Group, Inc.

(1) Pursuant to the terms of the attached Convertible Note (the “Note”) or copy thereof, the undersigned hereby elects to convert $                     principal amount of the Note into shares of Common Stock of Private Media Group, Inc., a Nevada corporation (the “Borrower”). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

(2) Please issue a certificate or certificates for the number of shares of Common Stock into which such principal amount of the Note (plus interest thereon to the extent not paid in cash in accordance with the terms of the Note) is convertible (             shares, based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name

Address

SS or Tax ID Number (if applicable)

(3) Holder acknowledges and affirms that the Common Stock issued pursuant to this Notice of Conversion has been or will be sold in accordance with the requirements of the 1933 Act, if applicable, or pursuant to an exemption under the 1933 Act.

Date

(Signature of Registered Holder) (must be signed exactly as name appears in the Note)

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EXHIBIT B

SERIES A WARRANT

NO. A-

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Right to Purchase          Shares of

Common Stock, par value $.001 per share

Date: [First Closing Date]

PRIVATE MEDIA GROUP, INC.

SERIES A WARRANT

THIS CERTIFIES THAT, for value received,                              (together with any transferees as permitted under this Series A Warrant (this “Warrant”), the “Holder”), or its registered assigns, is entitled to purchase from PRIVATE MEDIA GROUP, INC., a Nevada corporation (the “Company”), at any time or from time to time during the period specified in Section 2 hereof,                                      fully paid and nonassessable shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at an exercise price of $2.00 per share (the “Exercise Price”), subject to adjustment as provided in Section 4 hereof. This Warrant is being issued pursuant to that certain Securities Purchase Agreement dated as of September 10, 2003 between the Company and the Holder (the “Securities Purchase Agreement”). The number of shares of Common Stock issuable upon the exercise of the Warrants hereunder (the “Warrant Shares”) and the Exercise Price are subject to the antidilution provisions as provided in Section 4 hereof. The term “Warrants” means this Warrant and the other warrants of the Company issued pursuant to the terms of the Securities Purchase Agreement.

Capitalized terms not defined herein shall have the meanings set forth in the Securities Purchase Agreement.

The term “Closing Bid Price” means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation reasonably selected by the Company if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, “Bloomberg”), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an independent investment banking firm reasonably selected by the Company with the costs of such appraisal to be borne by the Company.

This Warrant is subject to the following terms, provisions, and conditions:

1. Mechanics of Exercise. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 8(f) hereof, this Warrant may be exercised as follows:

(a) Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (or evidence of loss, theft, destruction or mutilation thereof in accordance with Section 8(c) hereof), together with a completed exercise agreement in the Form of Exercise Agreement attached hereto as Exhibit 1 (the “Exercise Agreement”), to the Company at the Company’s principal executive offices (or such other office or agency of the Company as it may reasonably designate by notice to the Holder), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the Holder elects to effect a Cashless Exercise (as defined in Section 12(c) below), delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. Notwithstanding anything in the foregoing which may be to the contrary, the exercise shall become effective and the Warrant Shares so purchased shall be deemed to be issued to the Holder or Holder’s designees, as the record owner of such shares, as of the date on which the completed Exercise Agreement is delivered to the Company, so long as this Warrant and payment of Exercise Price or notice of Cashless Exercise is delivered to the Company within three (3) business days after such date.

(b) Issuance of Certificates. Subject to Section 1(c), certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised (the “Delivery Period”). The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of Holder or such other name as shall be designated by such Holder; provided, however, if any certificate for Warrant Shares is to be issued in a name other than that in which the Warrant surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Warrant so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will pay to the Company any transfer or other taxes required by reason of the issuance of a certificate for shares of the Company’s Common Stock in any name other than that of the registered Holder of

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the Warrant surrendered, or establish to the satisfaction of the Company that such tax has been paid or is not payable. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. In lieu of delivering physical certificates representing the Common Stock issuable upon the exercise of this Warrant, upon request of the Holder, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon exercise to the Holder by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system or other electronic delivery system selected by the Holder.

(c) Exercise Disputes. In the case of any dispute with respect to an exercise, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Section 1(b) hereof. If such dispute involves the calculation of the Exercise Price, the Company shall submit the disputed calculations to a nationally recognized independent accounting firm (selected by the Company and reasonably acceptable to Holder) via facsimile within two (2) business days of receipt of the Exercise Agreement. The accounting firm shall audit the calculations and notify the Company and the converting Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm’s calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with Section 1(b) hereof.

(d) Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock (as determined for exercise of this Warrant into whole shares of Common Stock); provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment, any fractional shares of Common Stock issuable shall be rounded up to the next whole number.

(e) The Company understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Warrant beyond the expiration of the Delivery Period could result in economic loss to the Holder. If the Company fails to deliver to the Holder a certificate or certificates representing the Shares of Common Stock on or before the expiration of the Delivery Period, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the expiration of the Delivery Period, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in

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connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the date hereof and before 5:00 P.M., Eastern time on the fifth (5th) anniversary of the date hereof (the “Exercise Period”).

3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

(a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

(b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the full exercise of this Warrant.

(c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange as required by Section 4.8 of the Securities Purchase Agreement and upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed and shall maintain, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant.

(d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the Holder of this Warrant in

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order to protect the exercise privilege of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

4. Antidilution Provisions. During the Exercise Period, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

(a) Adjustment for Certain Share Issuances. Except as otherwise provided in Section 4(b)(vi), 4(c) and 4(e) hereof, if the Company shall at any time prior to the exercise in full of this Warrant issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued and sold, any shares of Common Stock to a person other than the Holder (otherwise than pursuant to Section 4(c)—(f) below) for a consideration per share (the “Offer Price”) less than the Exercise Price in effect at the time of such issuance, then, and thereafter successively upon each such issue, the Exercise Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Exercise Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Company upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Exercise Price.

(b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

(i) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price on the date of issuance (“Below Market Options”), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the

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minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). Except as contemplated hereinbelow, no further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

(ii) Issuance of Convertible Securities.

(A) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Exercise Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. Except as contemplated hereinbelow, no further adjustment to the Exercise Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

(iii) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such

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Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

(v) Calculation of Consideration Received. For purposes of any computation respecting consideration received pursuant to Section 4(a), the following shall apply:

(A)	in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith; and

(B)	in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of Company (irrespective of the accounting treatment thereof).

(vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (a) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or (b) pursuant to options that may be issued under any employee incentive stock option, any qualified stock option plan, and/or any other stock option plan adopted by the Company.

(c) Subdivision or Combination of Common Stock. If the Company, at any time after the initial issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

(d) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of Section 4(c), the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(e) Major Transactions.

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(i) If the Company shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares), or if there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then each holder of a Warrant shall thereafter be entitled to receive consideration, in exchange for such Warrant, equal to the greater of, as determined in the sole discretion of such holder: (x) a warrant to purchase (at the same aggregate exercise price and on the same terms and conditions as the Warrant surrendered) the number of shares of stock or securities or property of the Company, or of the entity resulting from such transaction, to which a holder of the number of shares of Common Stock delivered upon exercise of such Warrant would have been entitled upon such transaction had the holder of such Warrant exercised (without regard to any limitations on exercise herein contained) the Warrant on the trading date immediately preceding the public announcement of such transaction and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such transaction, and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification; and (y) cash paid by the Company in immediately available funds, in an amount equal to the Black-Scholes Amount (as defined herein) times the number of shares of Common Stock for which this Warrant was exercisable (without regard to any limitations on exercise herein contained) on the date immediately preceding the date of such transaction.

(ii) If, in connection with a business acquisition or a series of business acquisitions occurring within any six (6) month period, the Company shall issue capital stock representing in excess of twenty percent (20%) of its Common Stock outstanding immediately prior to such issuance (determined on a fully-diluted basis), or if the Company shall sell all or substantially all of its assets, then each Holder of a Warrant shall, at the option of each such Holder, be entitled to receive consideration, in exchange for such Warrant held by it, in cash paid by the Company from immediately available funds, in an amount equal to the Black-Scholes Amount times the number of shares of Common Stock for which this Warrant was exercisable (without regard to any limitations on exercise herein contained) on the date immediately preceding the date of such transaction.

(iii) No sooner than ten (10) days nor later than five (5) days prior to the consummation of any transaction of a sort described in paragraphs (i) or (ii) above, but not prior to the public announcement of any such transaction, the Company shall deliver written notice (“Notice of Major Transaction”) to the Holder of this Warrant, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day following the Company’s sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the consideration which the Holder would receive under clause (i) of this Section 4(e).

For purposes of this Section 4(e), the “Black-Scholes Amount” shall be an amount determined by calculating the “Black-Scholes” value of an option to purchase one share of Common Stock on the applicable page on the Bloomberg online page, using the following variable values: (i) the current market price of the Common Stock equal to the closing trade price

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on the last trading day before the date of the Notice of the Major Transaction; (ii) volatility of the Common Stock equal to the volatility of the common Stock during the 100 trading day period preceding the date of the Notice of the Major Transaction; (iii) a risk free rate equal to the interest rate on the United States treasury bill or treasury note with a maturity corresponding to the remaining term of this Warrant on the date of the Notice of the Major Transaction; and (iv) an exercise price equal to the Exercise Price on the date of the Notice of the Major Transaction. In the event such calculation function is no longer available utilizing the Bloomberg online page, the Holder shall calculate such amount in its sole discretion using the closest available alternative mechanism and variable values to those available utilizing the Bloomberg online page for such calculation function.

(iv) Notwithstanding anything in this Section 4(e) which may be to the contrary, if following a transaction which triggers the applicability of paragraphs (i) or (ii), the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, each Holder may, at its option in lieu of receiving the consideration set forth in paragraphs (i) or (ii) above, as applicable, retain its Warrants and such Warrants shall continue to apply to such common stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be.

(f) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company’s stockholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), at any time after the initial issuance of this Warrant, then the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

(g) Notices of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price pursuant to this Section 4, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

(h) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

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(i) Other Notices. In case at any time:

(i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock;

(ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least ten (10) days prior to the record date or the date on which the Company’s books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

(j) Certain Definitions.

(i) “Market Price” means, as of the date of determination, the average of the five (5) lowest volume weighted average prices (“VWAPs”) for the fifteen (15) consecutive trading dates immediately preceding, but not including, the determination date, as reported by Bloomberg.

(iii) “Common Stock,” for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

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5. [Intentionally Deleted]

6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

7. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

8. Transfer, Exchange and Replacement of Warrant.

(a) Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the Form of Assignment attached hereto as Exhibit 2, at the office or agency of the Company referred to in Section 8(e) below, provided, however, that any transfer or assignment shall be subject to the provisions of Section 5.1 and 5.2 of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 9 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement. In addition, this Warrant may be pledged, and all rights of the Holder under this Warrant may be assigned, without further consent of the Company, to a bona fide pledgee, subject to the provisions of this Warrant and the Securities Purchase Agreement, including, without limitation, this Section 8(a).

(b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 8(e) below, for new Warrants, in the form hereof, of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

(c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or, in the case of any such loss, theft, or destruction, upon delivery, of an indemnity agreement reasonably satisfactory

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in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant or Warrants, in the form hereof, in such denominations as Holder may request representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder.

(d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 8, this Warrant shall be promptly canceled by the Company. The Company shall pay all issuance taxes (other than securities transfer taxes) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 8.

(e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may reasonably designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

(f) Additional Restriction on Exercise. Notwithstanding anything to the contrary contained herein, this Warrant shall not be exercisable by the Holder to the extent (but only to the extent) that, if exercisable by Holder, Holder, any of its affiliates, or any other party which may be deemed to be acting as a group in concert with Holder or any of its affiliates for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) would beneficially own in excess of 4.9% (the “Applicable Percentage”) of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether the Warrants shall be exercisable (vis-a-vis other convertible, exercisable or exchangeable securities owned by Holder) and of which Warrants shall be exercisable (as among Warrants) shall, subject to such aggregate percentage limitation, be determined on the basis of first submission to the Company for conversion or exercise or exchange, as the case may be. No prior inability to exercise Warrants pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations, including without limitation, with respect to calculations of percentage ownership, shall be determined in accordance with Section 13(d) of the Exchange Act, and Regulation 13D and G thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms this Section 8(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Applicable Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Applicable Percentage limitation. The limitations contained in this paragraph shall apply to a successor holder of Warrants. The holders of Common Stock of the Company shall be third party beneficiaries of this Section 8(f) and the Company may not waive this Section 8(f) without the consent of holders of a majority of its Common Stock.

9. Registration Rights. The Holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth

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in the Registration Rights Agreement.

10. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

If to the Company:

Private Media Group, Inc.

Carretera de Rubi 22-26, 08190 Sant Cugat del Valles

Barcelona, Spain

Telecopy: (34) 93-589-5400

Attention: Chief Financial Officer

with a copy to:

Guzik & Associates

11355 West Olympic Blvd., Third Floor

Los Angeles, California 90064

Telecopy: 310-914-8606

Attention: Samuel S. Guzik, Esq.

and if to the Holder, at such address as Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 10.

11. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts located in the Southern District in the State of New York and the state courts located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by the first class mail shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect the Holder’s right to serve process in any other manner permitted by law. A final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The Company irrevocably waives its right to a jury trial in any such suit or proceeding.

12. Miscellaneous.

(a) Amendments. This Warrant and any provision hereof may only be

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amended by an instrument in writing signed by the Company and the Holder.

(b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(c) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for the number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current fair value per share of the Common Stock and the then effective Exercise Price, and the denominator of which shall be such then current fair value per share of the Common Stock. For purposes of this Section 12(c), the “fair value” per share of Common Stock shall be the average of the closing prices, as reported by Bloomberg, for the five (5) consecutive trading days immediately preceding, but not including, the date of determination.

(d) Assignability. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. The Holder shall notify the Company upon the assignment of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Series A Warrant to be signed by its duly authorized officer.

PRIVATE MEDIA GROUP, INC.

By:

Name: Title:

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Exhibit 1

FORM OF EXERCISE AGREEMENT

(To be Executed by the Holder in order to Exercise the Warrant)

The undersigned hereby irrevocably exercises the right to purchase                      of the shares of common stock of PRIVATE MEDIA GROUP, INC., a Nevada corporation (the “Company”), evidenced by the attached Warrant, and [herewith makes payment of the Exercise Price with respect to such shares in full/ elects to effect a Cashless Exercise pursuant to the terms of the Warrant], all in accordance with the conditions and provisions of said Warrant.

(i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(ii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designee(s) at the address (or addresses) set forth below:

Date:
Signature of Holder

Name of Holder (Print)

Address:

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Exhibit 2

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No. of Shares

and hereby irrevocably constitutes and appoints                                                   as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Date:                             ,

In the presence of

Name:

Signature:	Title of Signing Officer or Agent (if any):

Address:

Note:	The above signature should correspond exactly with the name on the face of the within Warrant.

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EXHIBIT C

SERIES B WARRANT

NO. B-

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Right to Purchase              Shares of

Common Stock, par value $.001 per share

Date: [First Closing Date]

PRIVATE MEDIA GROUP, INC.

SERIES B WARRANT

THIS CERTIFIES THAT, for value received,                              (together with any transferees as permitted under this Series B Warrant (this “Warrant”), the “Holder”), or its registered assigns, is entitled to purchase from PRIVATE MEDIA GROUP, INC., a Nevada corporation (the “Company”), at any time or from time to time during the period specified in Section 2 hereof,                              (            ) fully paid and nonassessable shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at an exercise price of $1.00 per share (the “Exercise Price”), subject to adjustment as provided in Section 4 hereof. This Warrant is being issued pursuant to that certain Securities Purchase Agreement dated as of September 10, 2003 between the Company and the Holder (the “Securities Purchase Agreement”). The number of shares of Common Stock issuable upon the exercise of the Warrants hereunder (the “Warrant Shares”) and the Exercise Price are subject to the antidilution provisions as provided in Section 4 hereof. The term “Warrants” means this Warrant and the other warrants of the Company issued pursuant to the terms of the Securities Purchase Agreement.

Capitalized terms not defined herein shall have the meanings set forth in the Securities Purchase Agreement.

The term “Closing Bid Price” means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation reasonably selected by the Company if Bloomberg Financial Markets is not

then reporting closing bid prices of such security (collectively, “Bloomberg”), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an independent investment banking firm reasonably selected by the Company with the costs of such appraisal to be borne by the Company.

This Warrant is subject to the following terms, provisions, and conditions:

1. Mechanics of Exercise. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 8(f) hereof, this Warrant may be exercised as follows:

(a) Manner of Exercise. Subject to Section 2(b) hereof, this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (or evidence of loss, theft, destruction or mutilation thereof in accordance with Section 8(c) hereof), together with a completed exercise agreement in the Form of Exercise Agreement attached hereto as Exhibit 1 (the “Exercise Agreement”), to the Company at the Company’s principal executive offices (or such other office or agency of the Company as it may reasonably designate by notice to the Holder), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the Holder elects to effect a Cashless Exercise (as defined in Section 12(c) below), delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. Notwithstanding anything in the foregoing which may be to the contrary, the exercise shall become effective and the Warrant Shares so purchased shall be deemed to be issued to the Holder or Holder’s designees, as the record owner of such shares, as of the date on which the completed Exercise Agreement is delivered to the Company, so long as this Warrant and payment of Exercise Price or notice of Cashless Exercise is delivered to the Company within three (3) business days after such date.

(b) Issuance of Certificates. Subject to Section 1(c), certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised (the “Delivery Period”). The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of Holder or such other name as shall be designated by such Holder; provided, however, if any certificate for Warrant Shares is to be issued in a name other than that in which the Warrant surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Warrant so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will pay to the Company any transfer or other taxes required by reason of the issuance of a certificate for shares of the Company’s Common Stock in any name other than that of the registered Holder of the Warrant surrendered, or establish to the satisfaction of the Company that such tax has been

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paid or is not payable. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. In lieu of delivering physical certificates representing the Common Stock issuable upon the exercise of this Warrant, upon request of the Holder, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon exercise to the Holder by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system or other electronic delivery system selected by the Holder.

(c) Exercise Disputes. In the case of any dispute with respect to an exercise, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Section 1(b) hereof. If such dispute involves the calculation of the Exercise Price, the Company shall submit the disputed calculations to a nationally recognized independent accounting firm (selected by the Company and reasonably acceptable to Holder) via facsimile within two (2) business days of receipt of the Exercise Agreement. The accounting firm shall audit the calculations and notify the Company and the converting Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm’s calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with Section 1(b) hereof.

(d) Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock (as determined for exercise of this Warrant into whole shares of Common Stock); provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment, any fractional shares of Common Stock issuable shall be rounded up to the next whole number.

(e) The Company understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Warrant beyond the expiration of the Delivery Period could result in economic loss to the Holder. If the Company fails to deliver to the Holder a certificate or certificates representing the Shares of Common Stock on or before the expiration of the Delivery Period, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the expiration of the Delivery Period, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the

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portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

2. Period; Conditions to Exercise.

(a) Subject to Section 2(b) hereof, this Warrant is exercisable at any time after the earliest to occur of subsections (i) - (iii) below and before 5:00 P.M., Eastern Time on [             , 2004] [the first (1st) anniversary of the First Closing Date] (the “Exercise Period”):

(i) Adverse Change in Market Price. The Market Price of the Common Stock on             , 2004 [the 6 month anniversary of the First Closing Date] is less than the Market Price on                  , 2003 [the First Closing Date] (as appropriately and equitably adjusted for any subdivision or combination of Common Stock); or

(ii) Material Adverse Effect. Upon any change constituting a Material Adverse Effect (as defined in the Securities Purchase Agreement) on the Company during the Exercise Period; or

(iii) Issuance of Certain Securities. The Company (x) issues any Common Stock at a price less than $2.00 per share (as appropriately and equitably adjusted for any subdivision or combination of Common Stock), or (y) issues any convertible securities exercisable or convertible into Common Stock at an exercise or convertible price less than $2.00 per share (as appropriately and equitably adjusted for any subdivision or combination of Common Stock), or (z) amends the terms of any convertible securities exercisable or convertible into Common Stock to provide for an exercise or convertible price less than $2.00 per share (as appropriately and equitably adjusted for any subdivision or combination of Common Stock), except in any such case for issuances (or amendments) (a) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding and on the same terms in effect on the date of issuance of this Warrant; (b) upon the grant, purchase or exercise of any stock or options which may hereafter be granted, purchased or exercised under any of the Company’s stock option plans or employee stock purchase plan now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; (c) upon the exercise of the

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Warrants pursuant to their terms, or (d) upon the issuance of securities otherwise to Purchasers in the Offering pursuant to the Securities Purchase Agreement.

3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

(a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

(b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange as required by Section 4.8 of the Securities Purchase Agreement and upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed and shall maintain, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant.

(d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

4. Antidilution Provisions. During the Exercise Period, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

(a) Adjustment for Certain Share Issuances. Except as otherwise provided in Section 4(b)(vi), 4(c) and 4(e) hereof, if the Company shall at any time prior to the exercise in full of this Warrant issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued and sold, any shares of Common Stock to a person other than the Holder (otherwise than pursuant to Section 4(c) - (f) below) for a consideration per share (the “Offer Price”) less than the Exercise Price in effect at the time of such issuance, then, and thereafter successively upon each such issue, the Exercise Price shall be reduced as

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follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Exercise Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Company upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Exercise Price.

(b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

(i) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price on the date of issuance (“Below Market Options”), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). Except as contemplated hereinbelow, no further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

(ii) Issuance of Convertible Securities.

(A) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Exercise Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (i) the total amount, if any, received or receivable by the

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Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. Except as contemplated hereinbelow, no further adjustment to the Exercise Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

(iii) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

(v) Calculation of Consideration Received. For purposes of any computation respecting consideration received pursuant to Section 4(a), the following shall apply:

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(A)	in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith; and

(B)	in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of Company (irrespective of the accounting treatment thereof).

(vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (a) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or (b) pursuant to options that may be issued under any employee incentive stock option, any qualified stock option plan, and/or any other stock option plan adopted by the Company.

(c) Subdivision or Combination of Common Stock. If the Company, at any time after the initial issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

(d) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of Section 4(c), the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(e) Major Transactions.

(i) If the Company shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares), or if there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then each holder of a Warrant shall thereafter be entitled to receive consideration, in exchange for such Warrant, equal to the greater of, as determined in the sole discretion of such holder: (x) a warrant to purchase (at the same aggregate exercise price and on the same terms and

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conditions as the Warrant surrendered) the number of shares of stock or securities or property of the Company, or of the entity resulting from such transaction, to which a holder of the number of shares of Common Stock delivered upon exercise of such Warrant would have been entitled upon such transaction had the holder of such Warrant exercised (without regard to any limitations on exercise herein contained) the Warrant on the trading date immediately preceding the public announcement of such transaction and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such transaction, and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification; and (y) cash paid by the Company in immediately available funds, in an amount equal to the Black-Scholes Amount (as defined herein) times the number of shares of Common Stock for which this Warrant was exercisable (without regard to any limitations on exercise herein contained) on the date immediately preceding the date of such transaction.

(ii) If, in connection with a business acquisition or a series of business acquisitions occurring within any six (6) month period, the Company shall issue capital stock representing in excess of twenty percent (20%) of its Common Stock outstanding immediately prior to such issuance (determined on a fully-diluted basis), or if the Company shall sell all or substantially all of its assets, then each Holder of a Warrant shall, at the option of each such Holder, be entitled to receive consideration, in exchange for such Warrant held by it, in cash paid by the Company from immediately available funds, in an amount equal to the Black-Scholes Amount times the number of shares of Common Stock for which this Warrant was exercisable (without regard to any limitations on exercise herein contained) on the date immediately preceding the date of such transaction.

(iii) No sooner than ten (10) days nor later than five (5) days prior to the consummation of any transaction of a sort described in paragraphs (i) or (ii) above, but not prior to the public announcement of any such transaction, the Company shall deliver written notice (“Notice of Major Transaction”) to the Holder of this Warrant, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day following the Company’s sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the consideration which the Holder would receive under clause (i) of this Section 4(e).

For purposes of this Section 4(e), the “Black-Scholes Amount” shall be an amount determined by calculating the “Black-Scholes” value of an option to purchase one share of Common Stock on the applicable page on the Bloomberg online page, using the following variable values: (i) the current market price of the Common Stock equal to the closing trade price on the last trading day before the date of the Notice of the Major Transaction; (ii) volatility of the Common Stock equal to the volatility of the common Stock during the 100 trading day period preceding the date of the Notice of the Major Transaction; (iii) a risk free rate equal to the interest rate on the United States treasury bill or treasury note with a maturity corresponding to the remaining term of this Warrant on the date of the Notice of the Major Transaction; and (iv) an exercise price equal to the Exercise Price on the date of the Notice of the Major Transaction. In the event such calculation function is no longer available utilizing the Bloomberg online page, the Holder shall calculate such amount in its sole discretion using the closest available alternative

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mechanism and variable values to those available utilizing the Bloomberg online page for such calculation function.

(iv) Notwithstanding anything in this Section 4(e) which may be to the contrary, if following a transaction which triggers the applicability of paragraphs (i) or (ii), the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, each Holder may, at its option in lieu of receiving the consideration set forth in paragraphs (i) or (ii) above, as applicable, retain its Warrants and such Warrants shall continue to apply to such common stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be.

(f) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company’s stockholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), at any time after the initial issuance of this Warrant, then the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

(g) Notices of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price pursuant to this Section 4, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

(h) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

(i) Other Notices. In case at any time:

(i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock;

(ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

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(iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least ten (10) days prior to the record date or the date on which the Company’s books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

(j) Certain Definitions.

(v) “Market Price” means, as of the date of determination, the average of the five (5) lowest volume weighted average prices (“VWAPs”) for the fifteen (15) consecutive trading dates immediately preceding, but not including, the determination date, as reported by Bloomberg.

(ii) “Common Stock,” for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

5. [Intentionally Deleted]

6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

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7. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

8. Transfer, Exchange and Replacement of Warrant.

(a) Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the Form of Assignment attached hereto as Exhibit 2, at the office or agency of the Company referred to in Section 8(e) below, provided, however, that any transfer or assignment shall be subject to the provisions of Section 5.1 and 5.2 of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 9 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement. In addition, this Warrant may be pledged, and all rights of the Holder under this Warrant may be assigned, without further consent of the Company, to a bona fide pledgee, subject to the provisions of this Warrant and the Securities Purchase Agreement, including, without limitation, this Section 8(a).

(b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 8(e) below, for new Warrants, in the form hereof, of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

(c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or, in the case of any such loss, theft, or destruction, upon delivery, of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant or Warrants, in the form hereof, in such denominations as Holder may request representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder.

(d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 8, this Warrant shall be promptly canceled by the Company. The Company shall pay all issuance taxes (other than securities transfer taxes) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 8.

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(e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may reasonably designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

(f) Additional Restriction on Exercise. Notwithstanding anything to the contrary contained herein, this Warrant shall not be exercisable by the Holder to the extent (but only to the extent) that, if exercisable by Holder, Holder, any of its affiliates, or any other party which may be deemed to be acting as a group in concert with Holder or any of its affiliates for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) would beneficially own in excess of 4.9% (the “Applicable Percentage”) of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether the Warrants shall be exercisable (vis-a-vis other convertible, exercisable or exchangeable securities owned by Holder) and of which Warrants shall be exercisable (as among Warrants) shall, subject to such aggregate percentage limitation, be determined on the basis of first submission to the Company for conversion or exercise or exchange, as the case may be. No prior inability to exercise Warrants pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations, including without limitation, with respect to calculations of percentage ownership, shall be determined in accordance with Section 13(d) of the Exchange Act, and Regulation 13D and G thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms this Section 8(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Applicable Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Applicable Percentage limitation. The limitations contained in this paragraph shall apply to a successor holder of Warrants. The holders of Common Stock of the Company shall be third party beneficiaries of this Section 8(f) and the Company may not waive this Section 8(f) without the consent of holders of a majority of its Common Stock.

9. Registration Rights. The Holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement.

10. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

If to the Company:

Private Media Group, Inc.

Carretera de Rubi 22-26, 08190 Sant Cugat del Valles

Barcelona, Spain

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Telecopy: (34) 93-589-5400

Attention: Chief Financial Officer

with a copy to:

Guzik & Associates

11355 West Olympic Blvd., Third Floor

Los Angeles, California 90064

Telecopy: 310-914-8606

Attention: Samuel S. Guzik, Esq.

and if to the Holder, at such address as Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 10.

11. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts located in the Southern District in the State of New York and the state courts located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by the first class mail shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect the Holder’s right to serve process in any other manner permitted by law. A final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The Company irrevocably waives its right to a jury trial in any such suit or proceeding.

12. Miscellaneous.

(a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

(b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(c) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall

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surrender this Warrant for the number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current fair value per share of the Common Stock and the then effective Exercise Price, and the denominator of which shall be such then current fair value per share of the Common Stock. For purposes of this Section 12(c), the “fair value” per share of Common Stock shall be the average of the closing prices, as reported by Bloomberg, for the five (5) consecutive trading days immediately preceding, but not including, the date of determination.

(d) Assignability. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. The Holder shall notify the Company upon the assignment of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Series B Warrant to be signed by its duly authorized officer.

PRIVATE MEDIA GROUP, INC.

By:
Name:
Title:

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Exhibit 1

FORM OF EXERCISE AGREEMENT

(To be Executed by the Holder in order to Exercise the Warrant)

The undersigned hereby irrevocably exercises the right to purchase                      of the shares of common stock of PRIVATE MEDIA GROUP, INC., a Nevada corporation (the “Company”), evidenced by the attached Warrant, and [herewith makes payment of the Exercise Price with respect to such shares in full/ elects to effect a Cashless Exercise pursuant to the terms of the Warrant], all in accordance with the conditions and provisions of said Warrant.

(i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(ii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designee(s) at the address (or addresses) set forth below:

Date:
Signature of Holder

Name of Holder (Print)

Address:

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Exhibit 2

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No. of Shares

and hereby irrevocably constitutes and appoints                                                       as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Date: ,

In the presence of

Name:
Signature:
Title of Signing Officer or
Agent (if any):

Address:

Note: The above signature should correspond exactly with the name on the face of the within Warrant.

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EXHIBIT “D”

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of September 10, 2003 by and between Private Media Group, Inc., a Nevada corporation (the “Company”), and the purchaser identified on the signature page of this Agreement (“Initial Purchaser”).

RECITALS

A. In connection with the Securities Purchase Agreement dated as of September 10, 2003, by and between the Company and the Initial Purchaser (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Purchaser its Notes which are convertible into shares of the Company’s Common Stock (the “Note Shares”) and Warrants (each a “Warrant” and, together with all of the warrants issuable under the Securities Purchase Agreement, the “Warrants”) entitling the holder thereof to purchase the number of shares of Common Stock set forth in the Securities Purchase Agreement (the “Warrant Shares”).

B. To induce the Initial Purchaser to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

AGREEMENTS

NOW THEREFORE, in consideration of their respective promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Purchaser hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Purchaser” or “Purchasers” means the Initial Purchaser, any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Article IX hereof, and any other persons owning or having the right to acquire Registrable Securities and their permitted transferees or assignees.

(b) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(c) “Registrable Securities” means Note Shares and the Warrant Shares issuable to or issued to the Initial Purchaser and transferees or assignees thereof who acquire rights under this Agreement, including any shares of Common Stock issued or issuable with respect to the Notes or the Warrants; provided, however, that Registrable Securities shall not include shares of Common Stock that (i) have previously been registered, or (ii) have otherwise been sold to the public. The parties acknowledge that the Company may choose to include the Registrable Securities hereunder on a registration statement with other similar securities if to do so would not adversely the holder of such Registrable Securities.

(d) “Registration Statement” means a registration statement of the Company under the Securities Act.

1.2 Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

ARTICLE II.

REGISTRATION

2.1 Mandatory Registration. The Company shall prepare, and as soon as possible on or prior to the thirtieth (30th) day after the date of the First Closing (the “Filing Date”), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of 130% of the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to Purchasers and their designated counsel prior to its filing or other submission. Such Registration Statement shall include only the Registrable Securities.

2.2 [Intentionally Deleted]

2.3 Payments by the Company. (a) The Company shall use its best efforts to cause the Registration Statement required to be filed pursuant to Section 2.1 hereof to become effective as soon as possible but shall cause such Registration Statement to become effective in no event later than the earlier of (i) the ninetieth (90th) day following the First Closing (or the one hundred and twentieth (120th) day following the First Closing if reviewed in writing by the SEC) and (ii) the fifth day following the date on which the Company is notified by the SEC that such Registration Statement will not be reviewed or is no longer subject to further review and comments (such applicable date, the “Registration Deadline”). If the Registration Statement is not effective as required by this Section 2.3, the Company shall thereafter continue to use its best efforts to cause such Registration Statement to become effective. If (i) the Registration Statement registering all Registrable Securities is not filed on or before the Filing Date, (ii) prior to the effective date of the Registration the Company does not respond to comments of the Commission within 15 days of receipt thereof, (iii) the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2.1 hereof is not declared

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effective by the SEC on or before the Registration Deadline (a “Registration Failure”), or (iv) if after such Registration Statement has been declared effective by the SEC, sales of any of the Registrable Securities covered thereby cannot be made pursuant to such Registration Statement (including, but not limited to, by reason of a stop order, the Company’s failure to update the registration statement, the failure of any post-effective amendment to the registration statement to be promptly declared effective or any other reason outside the control of Purchasers) (a “Registration Suspension”), or if the Common Stock of the Company is not listed or included for quotation on one of the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange after being so listed or included for quotation thereon (a “Listing Suspension”), then the Company will make payments to Purchasers in such amounts and at such times as shall be determined pursuant to this Section 2.3, as partial relief for the damages to Purchasers by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity).

(b) In the event of a Registration Failure or Listing Failure, the Company shall pay to each Purchaser an amount equal to 1.5% of the Subscription Amount of the Notes (as defined in the Securities Purchase Agreement) then held by the Purchaser and for each month that such a default or failure continues (prorated per day for partial months), 1.5% of the Subscription Amount of the Notes then held by the Purchaser. Such payments shall be made in cash within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, payments shall be made for each such thirty (30) day period within five (5) days after the end of such thirty (30) day period, each such thirty day period being counted as a month for purposes of this Section 2.3(b). Interest shall accrue on overdue payments at the rate of 12% per annum.

2.4 Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then the Company shall send to each Purchaser who has a right to have Registrable Securities covered by a Registration Statement pursuant to this Agreement written notice of such determination and, if within fifteen (15) days after the date of such notice, such Purchaser shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Purchaser requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Purchaser has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among Purchasers seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Purchasers; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has

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first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement. If an offering in connection with which a Purchaser is entitled to registration under this Section 2.4 is an underwritten offering, then each Purchaser whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

2.5 Eligibility for Form S-3. The Company represents and warrants that it does meet, and covenants that it shall use its reasonable best efforts to continue to meet the requirements for the use of Form S-3 for registration of the re-sale by the Purchasers of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

ARTICLE III.

OBLIGATIONS OF THE COMPANY

In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

3.1 The Company shall prepare promptly and file with the SEC the Registration Statement required by Section 2.1, and cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold (and no further Registrable Securities may be issued in the future) and (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to Purchasers) may be immediately sold to the public without registration and without restriction as to the number of Registrable Securities to be sold, whether pursuant to Rule 144 or otherwise (the “Registration Period”). No Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

3.2 The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period. The Company shall cause such amendment to become effective as soon as practicable following the filing thereof. If for any reason from time to time there are Registrable Securities which are not included or which are not allowed to be included

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by the SEC in a Registration Statement filed pursuant hereto, the Company shall file additional registration statements as soon as practicable following a request by any Purchaser to effect a registration of all of such Registrable Securities, which registration statement shall be subject to all terms of this Agreement and shall use its best efforts to cause such registration statement to become effective as soon as practicable after such filing.

3.3 The Company shall furnish to each Purchaser whose Registrable Securities are included in the Registration Statement and its legal counsel (a) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2.1, each written correspondence by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), and (b) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned (or to be owned) by such Purchaser. Each Purchaser agrees that it shall keep such communications between the Company and the SEC confidential (such confidentiality shall not be construed to mean that such materials are “material, non-public information” as described in the Exchange Act).

3.4 The Company shall use commercially reasonable efforts to (a) register and qualify the Registrable Securities covered by the Registration Statement under securities laws of such jurisdictions in the United States as each Purchaser who holds (or has the right to hold) Registrable Securities being offered reasonably requests, (b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (c) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction or (iv) make any change in its charter or bylaws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

3.5 In the event Purchasers who hold a majority in interest of the Registrable Securities being offered in an offering pursuant to a Registration Statement or any amendment or supplement thereto under Section 2.1 or 3.2 hereof select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

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3.6 As soon as practicable after becoming aware of such event, the Company shall notify (by telephone and also by facsimile and reputable overnight courier) each Purchaser of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to (but in any event it shall within five (5) days) prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request; provided that for not more than ten (10) consecutive calendar days (or a total of not more than thirty (30) calendar days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as delay the updating of any prospectus or Registration Statement), the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, further, that the Company shall promptly (i) notify Purchasers in writing of the existence of (but in no event, without the prior written consent of such Purchaser, shall the Company disclose to any Purchaser any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and (ii) advise Purchasers in writing to cease all sales under such Registration Statement until the end of the Allowed Delay. The period of any Allowed Delay shall not constitute a breach of this Agreement, but shall constitute a Registration Suspension for purposes of paying liquidated damages hereunder.

3.7 The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time and to notify (by telephone and also by facsimile and reputable overnight carrier) each Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof. Notwithstanding anything to the contrary, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to a transferee of Purchaser in connection with any sale of Registrable Securities with respect to which such Purchaser has entered into a contract for sale prior to receipt of notice of such suspension and for which such Purchaser has not yet settled.

3.8 The Company shall permit a single firm of counsel designated by the Purchasers to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

3.9 The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

3.10 The Company shall make available for inspection by (i) any Purchaser, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants retained by Purchasers, and (iv) one firm of

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attorneys retained by all such underwriters (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector in connection with such Registration Statement and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request in connection therewith; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to a Purchaser) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified in writing, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or to otherwise comply with federal or state securities laws, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or is otherwise required by applicable law or legal process or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Purchaser). The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and reasonable substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3.10. Each Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit a Purchaser’s ability to sell Registrable Securities in a manner which is consistent with applicable laws and regulations.

3.11 The Company shall hold in confidence and not make any disclosure of information concerning a Purchaser provided to the Company unless (a) disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal process, (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the Company), or (e) such Purchaser consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning a Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Purchaser prior to making such disclosure, and allow Purchaser, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.12 The Company shall cause the listing and the continuation of listing of the Common Stock and of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market System, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange, and cause the Registrable Securities to be quoted or listed on each additional national securities exchange or quotation system upon which the Common Stock is then listed or quoted.

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3.13 The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

3.14 The Company shall cooperate with each Purchaser who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or a Purchaser may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or a Purchaser may request, and, within one (1) business day after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to Purchasers whose Registrable Securities are included in such Registration Statement) an opinion of such counsel in the form attached hereto as Exhibit 1.

3.15 At the request of any Purchaser, the Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

3.16 The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission).

3.17 The Company shall take all such other actions as any Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

3.18 The Registration Statement shall state that it covers such indeterminate number of additional shares to prevent dilution resulting from stock splits, stock dividends and other similar transactions.

ARTICLE IV.

OBLIGATIONS OF PURCHASERS

In connection with the registration of the Registrable Securities, each Purchaser shall have the following obligations:

4.1 It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be required by the Securities Act to effect the

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registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Purchaser of the information the Company requires from each such Purchaser.

4.2 Purchaser, by such Purchaser’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from the Registration Statement.

4.3 Purchaser whose Registrable Securities are included in a Registration Statement understands that the Securities Act may require delivery of a prospectus relating thereto in connection with any sale thereof pursuant to such Registration Statement, and each such Purchaser shall use its reasonable efforts to comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

4.4 Purchaser agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 3.6, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6 and, if so directed by the Company, such Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Purchaser’s possession (other than a limited number of permanent file copies), of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Purchaser in connection with any sale of Registrable Securities with respect to which such Purchaser has entered into a contract for sale prior to receipt of such notice and for which such Purchaser has not yet settled.

4.5 Without limiting Purchasers’ rights under Section 2.1 or 3.2 hereof, no Purchaser may participate in any underwritten distribution hereunder unless such Purchaser (a) agrees to sell such Purchaser’s Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Article V.

ARTICLE V.

EXPENSES OF REGISTRATION

All expenses, other than underwriting discounts and commissions and legal fees and expenses of counsel to the Purchasers, incurred in connection with registrations, filings or qualifications pursuant to Articles II and III, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the

9

Company shall be borne by the Company. The reasonable fees and disbursements of one counsel selected by Purchasers pursuant to Section 2.1, not to exceed $15,000 hereof shall be borne by the Company.

ARTICLE VI.

INDEMNIFICATION

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

6.1 To the extent permitted by law, the Company will indemnify, hold harmless and defend (a) each Purchaser who holds such Registrable Securities, (b) each underwriter of Registrable Securities and (c) the directors, officers, partners, members, employees, and agents of and persons who control any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any, (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (in any amendment or supplement, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to the restrictions set forth in Section 6.3 with respect to the number of legal counsel, the Company shall reimburse Purchasers, each such underwriter and controlling person, and each such other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (x) shall not apply to an Indemnified Person with respect to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (z) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was

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corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3.3 hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by Purchasers pursuant to Article IX.

6.2 In connection with any Registration Statement in which a Purchaser is participating, each such Purchaser agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement, together with its directors, officers and members, and any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and subject to Section 6.3 such Purchaser will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld; provided, further, however, that a Purchaser shall be liable under this Agreement (including this Section 6.2 and Article VII) for only that amount as does not exceed the net proceeds actually received by such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by Purchasers pursuant to Article IX. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

6.3 Promptly after receipt by an Indemnified Person or Indemnified Party under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall diligently

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pursue such defense and that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Purchasers holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if Purchasers are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Article VI, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.

ARTICLE VII.

CONTRIBUTION

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article VI to the fullest extent permitted by law; provided, however, that (i) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (ii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

ARTICLE VIII.

REPORTS UNDER THE EXCHANGE ACT

With a view to making available to Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Purchasers to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to, so long as such Purchaser beneficially owns (without giving effect to any limitations on the conversion or exercise thereof) Registrable Securities:

8.1 File with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4.3 of the Securities Purchase

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Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

8.2 Furnish to each Purchaser promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit Purchasers to sell such securities pursuant to Rule 144 without registration.

ARTICLE IX.

ASSIGNMENT OF REGISTRATION RIGHTS

The rights of Purchasers hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assigned by each Purchaser to any transferee if: (a) Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within ten (10) business days after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws, (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, (e) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement and (f) such transferee shall be an “accredited investor” as such term is defined in Rule 501 of the Securities Act.

In lieu of the foregoing and in connection with a particular transfer, Purchaser may require the Company to enter into a separate registration agreement with such transferee providing for rights and obligations of the Company and such transferee shall not be deemed Purchaser hereunder with respect to such transferred Registrable Securities in such event.

ARTICLE X.

AMENDMENT OF REGISTRATION RIGHTS

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, the Initial Purchaser (if it still holds Registrable Securities and is affected by such amendment or waiver) and Purchasers who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Article X shall be binding upon each Purchaser and the Company. Notwithstanding the foregoing, no amendment or waiver shall retroactively affect any Purchaser without its consent or prospectively adversely affect any Purchaser who no longer owns any Notes, Warrants or Registrable Securities without its consent. Neither Article VI nor Article VII hereof may be amended or waived in a manner adverse to a Purchaser without its consent.

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ARTICLE XI.

MISCELLANEOUS

11.1 A person or entity is deemed to be a holder (or a holder in interest) of Registrable Securities whenever such person or entity owns of record such Registrable Securities (or the Note or Warrant which may be converted into or exercised for Registrable Securities). If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities (or the Note or Warrant).

11.2 Any notices herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

If to the Company:

Private Media Group, Inc.

Carretera de Rubi 22-26, 08190 Sant Cugat del Valles

Barcelona, Spain

Telecopy: (34) 93-589-5400

Attention: Chief Financial Officer

with a copy to (which shall not constitute notice hereunder):

Guzik & Associates

11355 West Olympic Blvd., Third Floor

Los Angeles, California 90064

Telecopy: 310-914-8606

Attention: Samuel S. Guzik, Esq.

If to the Initial Purchaser:

To the address designated on the signature page,

with a copy to (which shall not constitute notice hereunder) its counsel designated on the signature page, if any,

And if to any other Purchaser, at such address as such Purchaser shall have provided in writing to the Company,

or at such other address as each such party furnishes by notice given in accordance with this Section 11.2.

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11.3 Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts located in the Southern District in the State of New York and the state courts located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by the first class mail shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect a Purchaser’s right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The Company irrevocably waives its right to a jury trial in any such suit or proceeding.

11.5 This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.

11.6 Subject to the requirements of Article IX hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary contained herein, including, without limitation, Article IX, the rights of a Holder hereunder shall be assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with a Holder’s margin or brokerage accounts.

11.7 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.8 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto, by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

11.9 Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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11.10 If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.

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IN WITNESS WHEREOF, the undersigned Initial Purchaser and the Company have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:

PRIVATE MEDIA GROUP, INC.

By:

Its:

PURCHASER’S COUNSEL

Greenberg Traurig, LLP
77 W. Wacker Drive
Suite 2500
Chicago, IL 60601
Telecopy: (312) 456-8435
Attention: Peter H. Lieberman, Esq.

CD INVESTMENT PARTNERS, LTD.

(name)
By:
Name:
Title:

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EXHIBIT 1

to

Registration

Rights

Agreement

                         , 2003

InterWest Transfer Co., Inc.,

1981 East 4800 South, Suite 100,

Salt Lake City, Utah 84117

Re: Private Media Group, Inc.

Ladies and Gentlemen:

We are counsel to Private Media Group, Inc.., a Nevada corporation (the “Company”), and we understand that [Purchaser] (the “Holder”) has purchased from the Company certain Notes (“Notes”) that are convertible into shares of the Company’s common stock, par value $.001 per share (the “Common Shares”) and warrants (the “Warrants”) that are convertible into the Company’s Common Stock, par value $.001 per share (the “Common Stock”). The Notes and Warrants were purchased by the Holder pursuant to a Securities Purchase Agreement, dated as of September 10, 2003, between the Holder and the Company (the “Agreement”). Pursuant to a Registration Rights Agreement between the Company and the Holder (the “Registration Rights Agreement”), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms provided in the Registration Rights Agreement. In connection with the Company’s obligations under the Registration Rights Agreement, , the Company filed a Registration Statement on Form S-3 (File No. 333-                     ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder. On                          , 2003, the SEC declared the Registration Statement effective.

Based on the foregoing, we are of the opinion that the Registrable Securities have been registered under the Securities Act.

Very truly yours,

cc: [Purchaser]

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EXHIBIT “E”

[Letterhead of Guzik & Associates]

[First Closing Date/Second Closing Date]

[To the Purchaser Under the Securities Purchase Agreement]

Re: Private Media Group, Inc.

Ladies and Gentlemen:

We have acted as counsel to Private Media Group, Inc., a Nevada corporation (the “Company”), in connection with the Securities Purchase Agreement, dated as of September 10, 2003, between CD Investment Partners, Ltd. (“Purchaser”) and the Company (the “Agreement”) and the transactions contemplated therein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

In so acting, we have examined the Agreement, including the exhibits thereto, and the Company’s Certificate of Incorporation and By-laws, as in effect on the date hereof, and we have examined and considered such corporate records, certificates and matters of law as we have deemed appropriate as a basis for our opinions set forth below.

Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business and to own its properties.

2.	The Company has the requisite corporate power and authority to enter into and perform the Investment Agreements, and to issue and sell, perform its obligations with respect to, the Investment Agreements in accordance with their terms, and to issue the Note Shares and the Warrant Shares in accordance with the respective terms and conditions of the Notes and the Warrants.

3.	The execution, delivery and performance of the Agreement, the Notes, the Registration Rights Agreement and the other Investment Agreements by the Company and the consummation by it of the transactions contemplated thereby (including without limitation the issuance of the Notes and the Warrants and the reservation for issuance and issuance of the Note Shares and the Warrant Shares) have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency is required as of the date hereof with respect to any of the transactions contemplated thereby.

4.	The Agreement, the Registration Rights Agreement, the First Closing Note [and the Second Closing Note] and the Warrants have been duly executed and delivered by the Company.

5.	The Agreement, the Registration Rights Agreement, the First Closing Note and the Warrants are, and the Second Closing Note will be, when issued in accordance with the terms of the Agreement, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

6.	The Note Shares and the Warrant Shares have been duly and validly authorized and, when issued and paid for pursuant to the respective Notes and Warrants, will be validly issued, fully paid and nonassessable, free of any liens, claims or encumbrances other than encumbrances arising under applicable securities laws or liens, claims and encumbrances imposed by the Purchaser.

7.	To our knowledge, neither the issuance nor sale of the Securities contemplated by the Agreement will give rise to any preemptive rights or rights of first refusal on behalf of any person.

8.	The execution and delivery by the Company of the Agreement and the consummation of the transactions contemplated by the Agreement will not result in the violation by the Company of any law, statute, rule, or regulation, or, to our knowledge, any order, writ, injunction, judgment or decree of any court or governmental authority known to us by which the Company is bound, or of any provision of the Certificate of Incorporation or By-laws of the Company.

9.	The offer and sale of the Notes and the Warrants is exempt from the registration requirements of the Securities Act.

10.	To our knowledge, the Company is eligible to register the resale of the Securities as a secondary offering on a registration statement on Form S-3 under the Securities Act as contemplated by the Registration Rights Agreement.

11.	The total authorized capital stock of the Company on the date hereof consists of (i) 100,000,000 shares of Common Stock and (ii) 10,000,000 shares of Preferred Stock. Of such authorized Common Stock, shares are issued and outstanding on the date hereof. Of such authorized Preferred Stock, no shares are issued and outstanding on the date hereof. To our knowledge, except as set forth in Schedule 3.3 to the Agreement, no other shares of capital stock of the Company are reserved for issuance and there are no outstanding options, warrants or other rights to subscribe for or purchase from the Company any shares of its capital stock or any securities convertible into or exchangeable for its capital stock on the date hereof.

12.	The execution, delivery and performance of the Investment Agreements by the Company and the consummation by the Company of the transactions contemplated by the Investment Agreements do not and will not result in a violation of or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument of which we have knowledge to which the Company is a party or its property is bound (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

The phrase Ato our knowledge≈ or phrases of similar import mean to the best of our knowledge after due inquiry.

These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.

The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

(a) We have assumed the genuineness of all signatures, the authenticity of all agreements submitted to us as originals, the conformity with originals of all such documents submitted to us as copies, and the authenticity of certificates of public officials.

(b) We have assumed that the Purchaser has the legal right, capacity and power to enter into, enforce and perform all of its obligations under the Investment Agreements. Furthermore, we have assumed the due authorization by the Purchaser of all requisite action and the due execution and delivery of the applicable Investment Agreements by the Purchaser, and that the applicable Investment Agreements are valid and binding upon the Purchaser and are enforceable against the Purchaser in accordance with their terms.

Our examination of law relevant to the matters covered by this opinion is limited to the laws of the State of New York, the State of Nevada and the federal law of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

This opinion is given as of the date hereof and we assume no obligation, to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Very truly yours,

Samuel S. Guzik

Guzik & Associates